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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statement of NMS Communications Corporation (the "Company") on Form S-8 of our report dated March 18, 2003, on our audit of the consolidated financial statements and financial statement schedule of the Company as of December 31, 2002, and for the three years ended December 31, 2002, which report is included in the Company's Annual Report which is incorporated by reference on Form 10-K.

                      /s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 13, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS